Exhibit 10.2
April 23, 2009

To:	Top-Notch Consultancy 2009 Ltd.

Re:	Employment Terms
Dear Sirs,
Reference is made to that certain Consulting Agreement between Top-Notch Consultancy 2009 Ltd. and TopSpin Medical (Israel) Ltd. (the “Company”), dated April 19, 2009 (the “Agreement”). Effective as of April 19, 2009, Section 2 of the Agreement shall be deleted in its entirety and replaced by the following:
"Services. The Consultant agrees and undertakes to provide the Services exclusively through Gilboa. During the Consulting Period, Consultant, solely through Gilboa, shall provide consulting services, as may reasonably be requested by the Board and by TopSpin Medical Inc.’s board of directors (the “Services”). The Consultant shall provide at least 80 hours of Services per month. The Consultant undertakes to perform its duties and obligations under this Agreement with the highest degree of professionalism. The Consultant shall devote his know-how, expertise, talent, experience and best efforts to the performance of the Services, and shall act to promote the Group’s business and affairs, and performs and discharges the Services faithfully, with devotion, honesty and fidelity. The parties agree that during the consulting period neither the Consultant nor Gilboa shall engage in any business or professional activity, other than current activities of the Consultant and/or Gilboa as disclosed to the Board by the Consultant prior to the date hereof, unless: (i) the Consultant provided the Company with a prior written notice and acquired the consent of the Board to such additional activity; and (ii) such additional activity does not breach this Agreement, its Annexes or any other agreement between the Company and the Consultant and/or Gilboa, including, without limitation, the provisions of Exhibit A. The Consultant shall report to, and provide its services under the direction of, the Company’s Board.
Except as specifically amended herein, all terms, definitions and conditions of the Agreement and related exhibits remain in full force and effect.
Sincerely,

TopSpin Medical (Israel) Ltd.

By:	Avi Molcho

Title:	Director

Signature:	/s/ Avi Molcho

Agreed and accepted,
/s/ Ehud Gilboa
Top-Notch Consultancy 2009 Ltd.
Date: May 5, 2009
The undersigned hereby agrees to be personally bound by the above amendments to the Agreement.
/s/ Ehud Gilboa
Mr. Ehud Gilboa
Date: May 5, 2009